CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-225257), Form S-8 (File No. 33-59686), Form S-8 (File No. 33-80072), Form S-8 (File No. 33-81690), Form S-8 (File No. 33-83196), Form S-8 (File No. 333-872), Form S-8 (File No. 333-40791), Form S-8 (File No. 333-67215), Form S-8 (File No. 333-93571), Form S-8 (File No. 333-51322), Form S-8 (File No. 333-73506), Form S-8 (File No. 333-99655), Form S-8 (File No. 333-101696), Form S-8 (File No. 333-103764), Form S-8 (File No. 333-109486), Form S-8 (File No. 333-119939), Form S-8 (File No. 333-140773), Form S-8 (File No. 333-149460), Form S-8 (File No. 333-177889), Form S-8 (File No. 333-183074), Form S-8 (File No. 333-192273), Form S-8 (File No. 333-197233), Form S-8 (File No. 333-201865), Form S-8 (File No. 333-206210), Form S-8 (File No. 333-210580), Form S-8 (File No. 333-213062) and Form S-8 (File No. 333-221420) of Microchip Technology Incorporated of our report dated November 14, 2017 relating to the financial statements of Microsemi Corporation, which appears in this Current Report on Form 8‑K.
/s/ PricewaterhouseCoopers LLP
Irvine, California
June 11, 2018